EXHIBIT 16.1

March 6, 2018

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Medico International, Inc.

Commission File Number 333-208050

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Medico International, Inc. Item 4.01 of its Form 8-K dated March 6, 2018 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Accell Audit & Compliance, P.A.

4806 West Gandy Boulevard • Tampa, Florida 33611 • 813.440.6380